AGREEMENT AND RELEASE OF CLAIMS

________, __, 2026

NAME
STREET ADDRESS CITY, ST AND ZIP

Re: Agreement and Release of Claims
Dear ________:

This Release of Claims (this “Agreement”) is in accordance with the Retention Agreement for __________, dated January 22, 2026, by and between you and Elme Communities (the “Retention Agreement”). In consideration of the promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
1.Termination of Employment. You acknowledge that as of _________, 2026 (the “Termination Date”), you and Elme Communities (the “Company”) have agreed to a mutual separation and you hereby resign as an employee and all of the offices, directorships, appointments, and other positions you hold with the Company and any of its direct and indirect parents, subsidiaries, affiliates, and related entities have terminated. After the Termination Date, you shall not represent that you are an employee, officer, agent, or representative of the Company for any purpose.
2.Final Pay. Regardless of whether or not you sign this Agreement, the Company will pay you for all earned but unpaid wages as of the Termination Date in accordance with applicable law.
3.Retention Agreement Payments. Provided you execute this Agreement, allow it to become effective, and comply with its terms, the Company shall provide you (or cause to be provided to you) the following separation benefits, to which are you entitled pursuant to the terms of your Retention Agreement (collectively, the “Retention Agreement Payments”):
(a)a lump sum cash payment of $[ ], representing the Incentive Bonus under your Retention Agreement, less all applicable payroll and tax withholding; and
(b)a [lump sum][36-month installment] cash payment of $[ ], representing the Retention Payment under your Retention Agreement, less all applicable payroll and tax withholding.

If, by virtue of receipt of the Retention Agreement Payments described above and any other payments in the nature of compensation, you are subject to excise tax pursuant to Section 4999 of the Internal Revenue Code (the “Code”), the Retention Agreement Payments shall be reduced to the minimum extent necessary to avoid imposition of the excise tax, but only if such reduction would result in you retaining a greater amount after taking into account the excise tax that would be owed if no such reduction were made. If such reduction is required to be made, the Retention Agreement Payments shall be reduced in such manner as required so as not to give rise to there being deemed to be more than one time or form of payment of any amount that constitutes nonqualified deferred compensation under Code Section 409A.
You acknowledge and agree that the Retention Agreement Payments referred to in this Section 3 are consideration for your promises in this Agreement, and that such Retention Agreement Payments are above and beyond any wages, salary, or other sums or benefits to which you are entitled from the Company or any of the other Company Releasees (defined below) under the terms of your employment or any other source of entitlement. You agree that once you receive the Retention Agreement Payments, you are not owed and will not seek any additional amounts or benefits from the Company or any of the other Company Releasees.
For the avoidance of doubt, if the Effective Date (as defined below) does not occur, no Retention Agreement Payments shall be provided to you, and any Retention Agreement Payments that were previously provided to you must be returned or repaid.
4.Continuing Obligations; Return of Property. You acknowledge that during employment, you learned and came into contact with certain confidential and/or proprietary information and trade secrets of the Company and its subsidiaries, affiliates, and related entities (collectively, “Confidential Information”). You agree that, as between you and the Company, Confidential Information is and shall remain the exclusive property of the Company, and you shall not disclose to any person or entity, use for your own benefit, copy, or make notes of any Confidential Information, except as and only to the extent expressly authorized by the Company in writing. You further reaffirm and agree to comply with your obligations under any previously executed agreements with the Company and/or its subsidiaries, affiliates, or related entities regarding confidentiality and non-disclosure. Nothing in this Agreement shall be construed to limit or waive any such continuing obligations. You agree to cooperate with and assist the Company, at the Company’s request, in responding to any claims or inquiries involving the Company in matters which the Company reasonably deems your participation to be necessary as a result of your employment. You shall, upon request of the Company, before and after the Termination Date, provide information and otherwise reasonably cooperate and assist in effectuating a smooth transition from your employment and any other positions you held as a result of employment with the Company. You shall return all Company property and any confidential and proprietary information in your possession to the Company on or before the Termination Date (and shall not retain any copies of such information).
5.Release of Claims. You, on your own behalf, and on behalf of your heirs, agents, family members, executors, administrators, representatives, attorneys, successors and assigns, hereby fully and forever release and discharge the Company and any and all of the Company’s past, present, or future parents, subsidiaries, affiliates, and related entities, and any and all of their past, present or future officers, directors, members, employees, agents, counsel, consultants, auditors, contractors, successors and assigns, including, but not limited to, Washington Real Estate Investment Trust, (the “Company Releasees”) from any and all complaints, claims, demands, damages, lawsuits, and causes of action, whether known, unknown or unforeseen, arising out of or in connection with any event, transaction or matter occurring or existing on or before the date of your execution of this Agreement, which you have or may have against any of them for any reason whatsoever in law or in equity, under federal, state, local or other law, whether the same be upon statutory claim, contract, tort or other basis, including but not limited to any and all claims arising from or relating to your employment or the termination of employment; any and all claims relating to wages, salary, bonuses, commissions, other compensation, expenses, benefits, leave, discrimination, disabilities, accommodation, harassment, or retaliation or other wrongful conduct; and any and all claims relating to any employment contract, express or implied. Without limiting the generality of the foregoing, this release covers any and all claims under the Civil Rights Acts of 1866 and 1964, the Americans with Disabilities Act, the Equal Pay Act, the Age Discrimination in Employment Act (“ADEA”), the National Labor Relations Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, the Maryland Fair Employment Practices Act, the Maryland Parental Leave Act, the Maryland Healthy Working Families Act, all as amended and including all of their respective implementing regulations, and any other federal, state or local statutes related to employment.
This release covers claims you know about and those you do not know about but does not waive or release any claims or rights that arise after you execute this Agreement. You agree, without limiting the generality of the above release, not to file any claim or lawsuit seeking monetary recovery or other relief for you based on any claims that are lawfully released in this Agreement. You further hereby irrevocably and unconditionally waive any and all rights to recover, and will not accept, any monetary or other relief concerning the claims that are lawfully released in this Section. Notwithstanding the foregoing, you are not releasing (a) any right to enforce this Agreement; or (b) any claims for unemployment compensation, workers’ compensation benefits or other rights or claims that may not be released by this Agreement as a matter of law. Additionally, you are not releasing any rights you may have in the nature of indemnification or coverage under a directors and officers insurance policy, which shall apply in accordance with their terms. You represent and understand that the foregoing is a GENERAL RELEASE.

6.Rights Not Subject to Limitation. Notwithstanding any other provisions of this Agreement, this Agreement does not limit any right you or the Company may have that may not be limited by private agreement, including any right to: (a) provide any information in response to a valid subpoena, court order, other legal process or as otherwise required to be provided by law; (b) challenge the validity or enforceability of this Agreement (including under the ADEA); (c) apply for unemployment compensation or workers’ compensation benefits; (d) file a charge with, provide information to, or participate in an investigation or proceeding conducted by a government agency (such as the Equal Employment Opportunity Commission or National Labor Relations Board) authorized to enforce laws against unlawful conduct, provided that this Agreement does waive, to the maximum extent permitted by law, any right to seek, recover or accept any monetary payments or other individual relief for you connected to any agency or other action related to claims that are lawfully released in this Agreement; or (e) report possible violations of federal or state law or regulation to any governmental agency or entity or self-regulatory organization or to cooperate with such agency, entity, or organization, without notice to the Company (and to receive a whistleblower award provided by law for providing such information). The parties acknowledge that pursuant to 18 U.S.C. § 1833(b), an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

7.Code Section 409A. Section 4 of the Retention Agreement is incorporated herein by reference.

8.Miscellaneous. The parties represent and acknowledge that in executing this Agreement they do not rely and have not relied upon any representation or statement, other than those contained in this Agreement, made by the other party or the other party’s agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise. You acknowledge and agree that you are solely responsible for payment of taxes owed by you as a consequence of this Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter of this Agreement and may not be altered or amended except by an instrument in writing signed by both parties. Notwithstanding the foregoing, this Agreement does not supersede, replace, or extinguish any other agreements between you and the Company (and/or its subsidiaries, affiliates, or related entities) that impose continuing obligations on you or the Company (and/or its subsidiaries, affiliates, or related entities). Neither the waiver by either party of a breach of or default under any of the provisions of this Agreement, nor the failure of such party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any provisions, rights or privileges hereunder. If any part, term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, unenforceable or otherwise in conflict with law, the validity of the remaining parts, terms or provisions shall not be affected, provided that if a court finds that the release language is unenforceable, the parties shall, in good faith, rewrite (or, if they cannot agree, ask the court to rewrite) the offending language to cure the defect in a reasonable manner that maintains the intended status quo as closely as possible. This Agreement shall extend to, be binding upon, and inure to the benefit of the parties, and their respective successors, heirs, and assigns, provided that this Agreement may not be assigned by you without the Company’s written consent. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland (excluding the choice of law rules thereof). The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either party. This Agreement may be executed electronically and may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same written agreement, which shall be binding and effective as to all parties.

9.Dispute Resolution. Any dispute, controversy, or claim arising out of or relating to this Agreement or the Retention Agreement shall be resolved exclusively by final and binding arbitration administered by JAMS. The arbitration shall be conducted by a single arbitrator, selected in accordance with the Rules, and shall take place in Bethesda, Maryland. The arbitration and all related proceedings shall be confidential, except to the extent disclosure is required by law or necessary to enforce an arbitral award. Judgment upon the arbitrator’s award may be entered in any court of competent jurisdiction. The parties expressly agree that this arbitration provision shall be governed by and enforceable under the Federal Arbitration Act (the “FAA”), and to the extent any state arbitration law is inconsistent with the FAA, the FAA shall govern.

10.Agreement Effective Date. You acknowledge and understand that you: (a) have read and understand this Agreement and execute it voluntarily and without coercion; (b) are being advised herein to consult an attorney prior to executing this Agreement and have had a full opportunity to do so; (c) have forty-five (45) calendar days from the date you received this Agreement to consider, execute and return this Agreement to Efrem Reid at ereid@elmecommunities.com, and if you sign this Agreement prior to the end of the forty-five (45) day period, you have done so voluntarily; and (d) have seven (7) calendar days after executing this Agreement to revoke it by providing written notice of revocation to Efrem Reid at the contact information stated above, no later than 11:59 p.m. on the seventh calendar date after you signed this Agreement. You further understand that if you revoke this Agreement, it shall be null and void and of no force or effect on either you or the Company. This Agreement is not effective or enforceable until after the seven (7) day period expires without revocation (the “Effective Date”), and the Company’s promises under this Agreement, including but not limited to its obligation to provide you with the Retention Agreement Payments, will arise only after this time. You further acknowledge that you have been provided with and understand Exhibit A to this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the dates set forth below.

IMPORTANT: This Agreement may not be signed by you, and will not be accepted by the Company, before the Termination Date.

NAME                        ELME COMMUNITIES

                            By:

Date:                 Date: